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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459


                                   ----------


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   ----------


                      December 28, 2001 (December 20, 2001)
                Date of Report (Date of earliest event reported)


                            TYLER TECHNOLOGIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         1-10485                     75-2303920
   --------                         -------                     ----------
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation or
organization)

                                5949 Sherry Lane
                                   Suite 1400
                               Dallas, Texas 75225
                               -------------------
                    (Address of principal executive offices)

                                 (214) 547-4000
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

On December 20, 2001, Swan Transportation Company ("Swan"), a non-operating subsidiary of Tyler Technologies, Inc. (the "Company"), filed a petition under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. During certain times of its existence, Swan was the parent corporation of TPI of Texas, Inc., the former owner of a cast iron pipe and fittings foundry located just outside of Tyler, Texas. The operating assets of the foundry were sold by the Company on December 1, 1995.

As disclosed in prior filings with the Securities and Exchange Commission, Swan has been named as a defendant in numerous lawsuits by hundreds of former employees of the foundry seeking damages for alleged work related injuries and physical conditions. As a non-operating subsidiary of the Company, the assets of Swan consist primarily of various insurance policies issued during the relevant time periods. Prior to the bankruptcy filing, certain of Swan's insurance carriers had funded the defense of some of these claims and entered into settlement agreements with over 275 plaintiffs, each of which agreed to release Swan, the Company, and its subsidiaries and affiliates from all such claims in exchange for payments made by the insurance carriers.

The bankruptcy filing by Swan is the result of extensive negotiations between the Company, Swan, their respective insurance carriers, and an ad hoc committee of plaintiff attorneys representing the substantial majority of all currently known plaintiffs. Swan anticipates filing its plan of reorganization within the next 30 days. The principal features of the plan of reorganization will include:
(a) the creation of a trust, which is to be funded principally by fifteen insurance carriers pursuant to certain settlement agreements executed pre-petition between Swan, the Company, and such carriers; (b) the implementation of a claims resolution procedure pursuant to which all present and future claimants may assert claims against such trust for alleged injuries;
(c) the issuance of certain injunctions under the federal bankruptcy laws requiring any such claims to be asserted against the trust and barring such claims from being asserted, either now or in the future, against Swan, the Company, all of its affected affiliates, and the insurers participating in the funding of the trust; and (d) the full and final release of each of Swan, the Company, all of its affected affiliates, and the insurers participating in the funding of the trust from any and all claims associated with the once-owned foundry by all claimants that assert a claim against, and receive compensation from, the trust. In order to receive the foregoing benefits, the Company has agreed, among other things, to make certain cash contributions to the trust, the amount of which is not expected to be in excess of the settlement liability previously recorded by the Company in its consolidated financial statements.

The Company anticipates that Swan's plan of reorganization will be voted on by the creditors of Swan sometime during the first two quarters of 2002. Because the material terms of the plan of reorganization have been pre-negotiated between the various affected parties, the Company anticipates that the plan, as currently contemplated, will be approved by Swan's creditors, at which time it will then be presented to the bankruptcy court for final approval. If the plan of reorganization as currently contemplated is approved, the Company anticipates that all of the liabilities associated with the foundry formerly owned by affiliates of the Company will be eliminated. There can be no assurance that the plan of reorganization as currently contemplated will be approved by the creditors of Swan, and if approved by such creditors, will be approved in such form by the bankruptcy court, if at all.

The Company has included in this Report on Form 8-K "forward-looking statements" within the meaning of the Private Securities Reform Act of 1995 concerning its business and operations. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any change in its expectations. These expectations and the related statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            TYLER TECHNOLOGIES, INC.




Date:    December 28, 2001        By: /s/ Theodore L. Bathurst
                                      ------------------------------------------
                                      Theodore L. Bathurst
                                      Vice President and Chief Financial Officer
                                      (principal financial officer)




Date:    December 28, 2001        By: /s/ Terri L. Alford
                                      ------------------------------------------
                                      Terri L. Alford
                                      Controller
                                      (principal accounting officer)